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                                                                     Exhibit 2.3

                                                      July 3, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

     Reference is made to the Asset Purchase Agreement among Applied Extrusion Technologies, Inc., QPF, L.L.C. and Hood Companies, Inc. dated as of May 3, 2001 (the "Purchase Agreement"), filed today with the Securities and Exchange Commission (the "Commission"). The Registrant hereby agrees to furnish to the Commission, upon request, a copy of any annex, schedule or exhibit to the Purchase Agreement omitted from the copy of such agreement filed as an exhibit to the Current Report.

                                    Very truly yours,

                                    APPLIED EXTRUSION TECHNOLOGIES, INC.


                                   By: /s/ Anthony J. Allott
                                       ---------------------
                                       Anthony J. Allott
                                       Senior Vice President and Chief Financial
                                       Officer